SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [ ]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
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   [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      STANDEX INTERNATIONAL CORPORATION
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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               applies:

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was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

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


 (logo) STANDEX                                   6 Manor Parkway
                                                 Salem, New Hampshire 03079




                                                         September 17, 2003


To the Stockholders of Standex International Corporation:

      You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation which will be held at FleetBoston, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 28, 2003 at 11:00 a.m.

      We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please vote your proxy card promptly, in accordance with the instructions on the card, in order to ensure that your shares will be represented. If you do attend the meeting, you may vote your shares personally.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement, which contain information about the formal business to be acted on by the stockholders. The meeting will also feature a report on the operations of your Company, followed by a question and discussion period.

                                       Sincerely,

                                       /s/ Roger L. Fix

                                       Roger L. Fix
                                       President/CEO

(logo) STANDEX                                   6 Manor Parkway
                                                 Salem, New Hampshire 03079


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders of Standex International
Corporation (the "Company") will be held at FleetBoston, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 28, 2003, at 11:00 a.m. local time for the following purposes:

      1. To fix the number of directors at thirteen and to elect three directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2006;

      2. To approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2004; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on September 8, 2003 will be entitled to notice of and to vote at the meeting.

      Please vote by proxy using any one of the following methods:

      (a) Use the toll free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or a bank);

      (b) Visit the Internet Web site at: www.eproxyvote.com/sxi, or follow your broker's instructions relative to Internet voting; or

      (c) Mark, date, sign and mail your proxy card in the prepaid envelope provided.

                                       By Order of the Board of Directors,

                                       /s/ Deborah A. Rosen

                                       Deborah A. Rosen, Secretary

September 17, 2003
Salem, New Hampshire

                                  IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                      STANDEX INTERNATIONAL CORPORATION

                               PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS
                              October 28, 2003

      This Proxy Statement is being furnished on or about September 17, 2003, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, October 28, 2003. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, will be voted for the election of each of the individuals nominated by the Board of Directors and in favor of the other proposal set forth in the Notice of Meeting.

      The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as independent auditors will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal, in person or by proxy, at the Annual Meeting. Stockholders may vote in favor of all nominees for Director, or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposal, stockholders should specify their choice on the enclosed form of proxy.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

      Any proxy may be revoked at any time before it is exercised by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

      The Board of Directors has fixed September 8, 2003 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. At the record date, there were outstanding and entitled to vote 12,262,991 shares of the Common Stock of the Company. Each share is entitled to one vote.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

      To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has employed the firm of Morrow & Co., Inc. to assist in soliciting proxies by mail, telephone, facsimile and personal interview for a fee estimated at approximately $5,000 plus disbursements.

                     PROPOSAL 1 - ELECTION OF DIRECTORS

      The persons named in the enclosed proxy will vote to fix the number of directors at thirteen and to elect as directors C. Kevin Landry, H. Nicholas Muller, III., Ph.D. and Edward J. Trainor, identified below as nominees, for three-year terms expiring in 2006, unless authority to vote for the election of directors is withheld by marking the proxy to that effect. No proxy can be voted for a greater number of persons than the three nominees named below.

      There are fewer nominees named below than the number of directors fixed pursuant to this proposal due to vacancies created in prior fiscal years as a result of various director retirements and the death of one director in fiscal 2001. The Corporate Governance/Nominating Committee of the Board of Directors is currently actively considering various potential candidates for nomination to the Board of Directors during the course of the upcoming fiscal year.

      In the event that any nominee for election should become unavailable, the person acting under the proxy may vote for the election of a substitute. Management has no reason to believe that any nominee will become unavailable.

      Information about each director and nominee for director at July 31, 2003 follows:


      Nominee for Directors                        Principal Occupations During
            for Terms                                   Past Five Years and
         Expiring In 2006                           Certain Other Directorships
      ---------------------                        ----------------------------

C. Kevin Landry**                   Managing Director and CEO, TA Associates, Inc. (a private
  Director Since 1975               equity firm), Boston, MA since January 1994.
  Age 59
                                    Director of Ameritrade Holding Corporation and Instinet
                                    Group Incorporated.

H. Nicholas Muller, III, Ph.D.**    President and CEO of The Frank Lloyd Wright Foundation
  Director Since 1984               from May 1996 through March 2002.
  Age 64

Edward J. Trainor*                  Chairman of the Board of Directors of the Company since
  Director Since 1994               December 2001; Chief Executive Officer of the Company
  Age 63                            from July 1995 to December 2002; President of the Company
                                    from July 1994 to December 2001.

                                    Director of Mestek, Inc.


      Directors to Continue                        Principal Occupations During
       in Office for Terms                              Past Five Years and
         Expiring in 2004                           Certain Other Directorships
      ---------------------                        ----------------------------

William R. Fenoglio**               President and CEO of Augat, Inc. from 1994 through 1996.
  Director Since 1997
  Age 64                            Director of IDG, Inc.

David R. Crichton                   Executive Vice President/Operations of the Company from
  Director Since 1992               June 1989 to December 2002.
  Age 64

Walter F. Greeley**                 Chairman, High Street Associates, Inc. (a management and
  Director Since 1989               acquisition group) from 1988 to 2001; Vice President and
  Age 72                            Counsel of Surface Coatings, Inc.





      Directors to Continue                        Principal Occupations During
       in Office for Terms                              Past Five Years and
         Expiring in 2004                           Certain Other Directorships
      ---------------------                        ----------------------------

Thomas L. King**                    Vice Chairman of the Board of the Company since December
  Director Since 1970               2001; Chairman of the Board of the Company from January
  Age 73                            1992 to December 2001.

Deborah A. Rosen                    Chief Legal Officer of the Company since October 2001; Vice
  Director Since 2001               President of the Company since July 1999; General Counsel
  Age 48                            of the Company from January 1998 to October 2001; Secre-
                                    tary of the Company since October 1997.


      Directors to Continue                        Principal Occupations During
       in Office for Terms                              Past Five Years and
         Expiring in 2005                           Certain Other Directorships
      ---------------------                        ----------------------------

John Bolten, Jr. +**                Consultant to the Company.
  Director Since 1955
  Age 83

Roger L. Fix                        Chief Executive Officer of the Company since January
  Director Since 2001               2003; President of the Company since December 2001; Chief
  Age 50                            Operating Officer of the Company from December 2001 to
                                    December 2002; Chief Executive Officer, Chief Operating
                                    Officer and President of Outboard Marine Corporation from
                                    August 2000 to February 2001; President and Chief Operat-
                                    ing Officer of Outboard Marine Corporation from June 2000
                                    to August 2000; Chief Executive of John Crane from 1998
                                    through June 2000; President-North America of John Crane
                                    from May 1996 to May 1998; prior thereto President of
                                    Xomox, a division of Emerson Electric.

                                    As President and COO of Outboard Marine Corporation
                                    ("OMC") (June-August 2000), Mr. Fix completed a strategic
                                    review and commenced implementation of programs to ad-
                                    dress the financial crisis the company was and had been
                                    experiencing since about 1997. Mr. Fix became CEO of OMC
                                    in August 2000. In December 2000, at the direction of the
                                    investors, a voluntary petition in Bankruptcy pursuant to
                                    Chapter 11 of the U.S. Bankruptcy Code was filed for OMC.
                                    In August 2001, the case converted to a voluntary case under
                                    Chapter 7 of the U.S. Bankruptcy Code.

Daniel B. Hogan, Ph.D.**            President, The Apollo Group (Management Consultants)
  Director Since 1983               since March 2003 and from 1991 through 2001; Associate,
  Age 60                            Stratin Consulting from October 1991 to February 2003;
                                    Associate, Department of Psychology, Harvard University
                                    from 1996 through 2000.

--------------------
+     Founder of the Company.
*     Member of the Executive Committee of the Board of Directors.
**    "Independent" director as defined by New York Stock Exchange rules.

                       STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

      The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 31, 2003 of each director, each nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:


                                               Beneficial Ownership (1)
                                               ------------------------
                                                             Percent of
                                                No. of       Outstanding
                   Name                         Shares      Common Stock
                   ----                         ------      ------------

      John Bolten, Jr.                        323,367(3)         2.6
      William R. Fenoglio                       2,000             **
      Roger L. Fix                             30,250(2)          **
      Walter F. Greeley                         2,500             **
      Daniel B. Hogan, Ph.D.                   66,748(4)          **
      Robert R. Kettinger                      15,507(2)
      Thomas L. King                           52,716             **
      C. Kevin Landry                           5,368             **
      H. Nicholas Muller, III, Ph.D.            6,130             **
      Deborah A. Rosen                         23,575(2)          **
      Christian Storch                          4,334(2)          **
      Edward J. Trainor                       228,360(2)         1.8

      All Directors and Executive Officers    775,689            6.3
       as a Group (14 Persons)

--------------------
**    Less than 1% of outstanding Common Stock.
<F1>  As used herein, "beneficial ownership" means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock. The directors have sole voting and investment power with respect to the shares shown as beneficially owned by them except for: 2,000 shares for Mr. Fenoglio; 1,300 shares for Mr. Greeley; 4,000 shares for Mr. Landry; and 25,457 shares for Mr. Trainor, which are jointly held with their respective spouses. The shares owned by spouses or minor children of certain directors have not been included because the respective directors have disclaimed beneficial interest in the shares. These shareholdings are: Mr. Hogan's minor children (4,000), and Mrs. Landry and their children (55,631).
<F2>  The numbers listed include estimates of the shares held in the
      Standex Employees' Stock Ownership ("ESOP") portion of the Standex Retirement Savings Plan at June 30, 2003, which are vested to the accounts of Mr. Trainor, Ms. Rosen, and Messrs. Storch and Kettinger. Mr. Fix's ESOP shares will become vested in calendar year 2004. These individuals have voting power over the shares allocated to them in this Plan. In the event of a tender or exchange offer for the Common Stock of the Company, these individuals (along with all other participants) will determine, on a confidential basis, whether the Common Stock held in their accounts should be tendered or exchanged. The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company's adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

                   (footnotes continued on following page)




      The numbers also include the following shares which are capable of being purchased by exercise of stock options within 60 days of July 31, 2003: Mr. Trainor (198,700); Mr. Fix (5,240); Ms. Rosen
      (15,400); Mr. Storch (3,280); and Mr. Kettinger (11,180).
<F3>  The number listed includes 137,738 shares held in three trusts of which Mr. Bolten , Jr. is a trustee, and 28,710 shares held in a trust of which Messrs. Bolten, Jr. and Hogan are trustees. To avoid duplication, all of these shares have only been shown as beneficially owned by Mr. Bolten, Jr.
<F4>  The number includes a trust holding 62,188 shares wherein Messrs.
      Bolten, Jr. and Hogan are co-trustees and Mr. Hogan is a beneficiary. In addition, the number listed includes 2,014 shares held in two trusts as to which Mr. Hogan is a beneficiary. To avoid duplication, these shares have only been shown as beneficially owned by Mr. Hogan.

                            --------------------

Stock Ownership of Certain Beneficial Owners

      The table below sets forth each stockholder who, based on public filings, is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2003.


                                                            Beneficial Ownership
                                                            --------------------
                                                                         Percent of
                  Name and Address                         No. of        Outstanding
                of Beneficial Owner                        Shares       Common Stock
                -------------------                        ------       ------------

American Express Trust Company                          1,075,350(1)        8.76%
 American Express Financial Corporation as trustee
 of the Standex International Corporation Retirement
 Savings Plan Trust (formerly the Employees' Stock
 Ownership Trust)
 1200 Northstar West
 Minneapolis, MN 55440-0534

Wedge Capital Management LLP                              781,225(2)        6.36%
 2920 One First Union Center
 301 South College Street
 Charlotte, NC 28202-6002

--------------------
<F1>  This number includes shares allocated to participating employees'
      accounts over which such participants have sole voting power. Beneficial ownership shown is as set forth in American Express Trust Company's most recently filed statement on Form 13D as of October 7, 2002.
<F2>  Wedge Capital Management LLP is an investment advisory company registered under Section 203 of the Investment Advisers Act of 1940. It manages funds for clients. Its beneficial ownership as set forth in its most recent statement on Form 13G, filed as of January 28, 2003, consists of 781,225 shares over which it has sole power to vote or to direct the vote.

                              PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock as of the end of each of the last five fiscal years, with the cumulative total stockholder return on the Standard & Poor's Small Cap 600 (Industrial Segment) Index and on the Russell 2000 Index, assuming an investment of $100 in each at their closing prices on June 30, 1998 and the reinvestment of all dividends.


                                                         Cumulative Total Return
                                        --------------------------------------------------------
                                         6/98      6/99      6/00      6/01      6/02      6/03

STANDEX INTERNATIONAL CORPORATION       100.00     95.12     57.43     88.88     98.07     85.27
RUSSELL 2000                            100.00    101.50    116.04    116.80    106.67    104.92
S & P SMALLCAP 600 INDUSTRIAL SECTOR    100.00     99.01     88.23     99.29    104.45     90.35

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

      The Company's Compensation Committee (the "Committee") of the Board of Directors, which during the prior fiscal year was composed of three independent members of the Board, establishes and administers the cash and non-cash compensation policies and programs as they relate to executive officers and senior management of the Company.

Policies

      The policy of the Company is to provide direct compensation programs and potential earnings opportunities which reflect the relative size and performance of the Company in the industry segment of which it is a part and which accomplish the Company's mission and purpose. Simultaneously, the policy will support the overall objective of attracting, retaining and motivating highly qualified individuals for all positions within the Company. Consistent with this objective, all compensation programs, including those for executives, adhere to the following policies:

      * Compensation is based on the level of job responsibility, the individual's level of performance and Company or unit performance.

      * Compensation takes into account the value of the job in the marketplace. The Company strives to be competitive with the pay of employers of a similar size and stature who compete with the Company for talent.

      * Equity ownership is encouraged at all levels of the Company to align more closely the interests of employees with those of the stockholders. In addition to its Employee Stock Purchase Plan and the Retirement Savings Plan the Company provides key management employees worldwide the opportunity to build significant ownership through periodic equity award grants in the form of stock grants or stock options.

      The compensation of executive officers and senior management is closely related to Company performance and, in addition to base salary, is comprised of annual incentive awards and long-term equity incentive opportunities, each of which is discussed below.

      The Company utilizes a Balanced Performance Plan process ("BPP") which provides a tool to track management performance and ties rewards to results. The BPP is intended to focus the Company and each division on targets and goals in the financial, technology, employee and customer sectors. The compensation of divisional management and executive officers is measured in part by the results of the BPP.

Base Salary

      Salaries for the year for division presidents, group vice presidents and corporate officers were established after a review of market survey data, prepared by an independent compensation consulting firm, on total compensation for comparable positions, specific information on pay practices for similar positions in peer organizations of similar size, business diversity, complexity and revenue size and generally are intended to range between the 60th and 75th percentile for senior management and executive officers.

Annual Incentive Program

      The Company also has an Annual Incentive Program, which includes an annual cash incentive. Annual incentive opportunities are based on achieving financial and non-financial performance goals set under the BPP that are consistent with the strategic direction of the Company for the year and which reflect the individual's performance during the year. The annual incentive compensation paid to senior divisional management and executive officers named in the Summary Compensation Table on page 12 of this Proxy Statement (the "Named Executives") takes the form of cash payments (net of deferrals for the purchase of Company stock as discussed below).

      CASH PORTION: As part of the Annual Incentive Program, cash payments are made to approximately 800 employees of the Company in order to motivate them and reward their contribution toward the financial performance of the Company in the immediately preceding fiscal year. Annual incentive awards are considered each year for the senior divisional management group as well as the Named Executives. The maximum amount that may be awarded to top divisional management is determined by the Committee on the basis of the Company's overall performance (typically improvements in operating cash flow, revenues and earnings per share) in the preceding fiscal year.

      STOCK UNIT PORTION: As a feature of the Annual Incentive Program, senior management and the Named Executives are required to defer a minimum of 20% (but may defer up to a maximum of 50%) of their annual cash incentive payments to purchase restricted Company stock which vests three years after the award and is paid in the form of stock and accumulated dividends. The stock is purchased pursuant to the Management Stock Purchase Program ("MSPP") discussed under "Long Term Incentive Program" below.

Long Term Incentive Program

      The Company believes that significant stock ownership by the Named Executives and senior divisional management of the Corporation is a major incentive in building stockholder value. Stock options are intended to encourage such stock ownership and to align directly the interests of the Named Executives and other key employees with those of the stockholders. Awards of restricted stock are also periodically made to key employees to recognize performance and motivate long-term commitment to the Company.

      Under the 1994 Stock Option Plan (the "1994 Plan"), executive officers are eligible to receive periodic grants of incentive stock options and/or non-qualified stock options. The 1998 Long Term Incentive Plan also provides for awards of incentive and/or non-statutory options in addition to grants of restricted stock, the MSPP shares and performance share units ("PSUs"). Incentive stock options are granted at the fair market value of the underlying Common Stock at the date of grant and are exercisable either six months from the date of grant or over a period of years fixed by the Committee. Non-qualified stock options may be granted either at or below fair market value under the 1994 Plan. Non-qualified options may only be granted at fair market value under the 1998 Long Term Incentive Plan. Options and restricted stock generally vest in installments over a period of years while MSPP shares and PSUs cliff vest after a period of years. The vesting features of some of the incentive stock options, all of the non-qualified options, restricted stock, the MSPP shares and PSUs have the effect of providing competitive and leveraged long-term incentive opportunities which will deliver awards for achieving long-term performance goals of the Company, assuring that key employees have earnings opportunities similar and comparable to their peers employed at publicly traded companies and helping them build ownership in the Company.

      The Committee determines and approves the amounts of all grants to executive officers and senior management, the terms of the options and the vesting periods. The size of option grants to executive officers is based on the individual officer's level of responsibility at the time of grant and upon market data as provided by an independent compensation consulting firm.

      MANAGEMENT STOCK PURCHASE PROGRAM: The deferral of a portion of cash awards under the Annual Incentive Program into the purchase of MSPP shares of restricted stock, described above, is a part of the Long Term Incentive Program. The MSPP, developed with the assistance of an independent compensation consulting firm, is intended to increase the incentive for the Company's senior divisional management, corporate executives and Named Executives to purchase and hold the Company's stock, thereby more closely aligning their interests with the interests of the stockholders. Under the MSPP, divisional management and Named Executives defer at least 20% of their annual incentive compensation into the purchase of Management Stock Purchase Shares, which are purchased at 25% below the lower of: (i) the fair market value on the date of grant, or (ii) the fair market value at the end of the corresponding fiscal year. The Management Stock Purchase Shares are subject to a three-year cliff-vesting schedule, and dividends accrue in the form of cash. Participants in the MSPP may elect to defer up to a maximum of 50% of their annual incentive compensation for the purchase of MSPP shares. MSPP shares acquired by the Named Executives in this fiscal year are reported in the Summary Compensation Table on page 12 of the proxy statement.

      ANNUAL GRANTS OF OPTIONS AND PERFORMANCE SHARE UNITS: The Company maintains a program pursuant to the 1998 Long Term Incentive Plan under which certain senior management and executives will be rewarded for the achievement of long-term corporate strategic goals. Key employees are awarded, on an annual basis, long-term incentives consisting of two components: stock options and PSUs (discussed in further detail below). Awards granted this fiscal year were split 50-50 between these two components, but the split may vary from year to year based on market conditions.

      The value of the stock option portion of the awards granted this year was based on 50% of the assigned aggregate individual's long-term incentive award, was granted at the fair market value as of the date of grant and vests over 5 years. The balance of the long-term incentive award (50%) to each individual was in the form of PSUs which are shares set aside and, after a three-year performance cycle, may be distributed to the extent key financial targets of the Company (discussed below) are met. One PSU equals one share of Company Common Stock. For the July 2002-June 2005 performance cycle, the metrics that will be used to determine whether the PSUs will be granted at the end of the performance cycle are: specific measured improvements on return on total capital and growth in operating income. The metrics for each performance cycle may vary depending on the targets established by the Committee and approved by the Board. Performance will vary depending upon results measured by the matrix which could result in none of the PSUs being distributed. In fact, no PSUs awarded in fiscal 2001 for the July 2000-June 2003 performance cycle were distributed, as the goals under the performance matrix established by the Committee were not met. The award of PSUs is intended to focus divisional management, corporate executives and executive officers on the overall financial success of the Company. The awards of PSUs to Named Executives are shown on the chart on page 15 of this proxy statement.

      RESTRICTED STOCK GRANTS IN FISCAL 2003: No restricted stock grants were made to any Named Executive in fiscal 2003; however, during the last fiscal year, the Committee authorized the Company to grant a total of 1,000 shares of restricted stock to one key divisional employee. The grants of restricted stock are approved by the Committee and provide for a three-year vesting period. Dividends on restricted stock accrue during the vesting period, after which they are paid in cash at the date of payout. Grants to the Named Executives for prior fiscal years are reported in the Summary Compensation Table on page 12 of this proxy statement. Restricted stock grants awarded on July 1, 1999 to Mr. Trainor, Ms. Rosen and Mr. Kettinger vested on July 1, 2002, and that value is reported in the Summary Compensation Table.

Fiscal 2003 Compensation of the Chief Executive Officer

      On December 31, 2002, Mr. Trainor retired as CEO, and on January 1, 2003, Mr. Fix succeeded to the office of Chief Executive Officer.

      The Committee reviewed information provided by independent professional compensation consultants in determining the total compensation for Messrs. Trainor and Fix for fiscal 2003, and reviewed the financial and non-financial goals established for Messrs. Trainor and Fix at the end of the prior fiscal year in determining the amount of the annual incentive to be paid for fiscal year 2002 performance.

      Effective October 1, 2002, the base salary of Mr. Trainor, the Chief Executive Officer, was increased from $710,000 to $810,000 per year. Mr. Fix's salary was increased from $500,000 to $550,000 on October 1, 2002, and was again increased on January 1, 2003 to $600,000 when he assumed the duties of CEO. These increases reflected the Committee's determination that the CEO's base salary should be at or near the 75th percentile target for base salary of other chief executives of companies the size and complexity of Standex. The Committee believes that this compensation is in line with Mr. Trainor's and Mr. Fix's peers in CEO positions with diversified manufacturing companies of similar revenue size and with similar perceived complexities in the operation of their business. The Board of Directors approved these recommendations. The Committee also recommended and the Board approved an annual incentive payment of $175,000 for Mr. Trainor and $125,000 for Mr. Fix for fiscal 2002 based on acheivement of previously established BPP goals. Further, the Committee recommended that the Board approve a two year consulting agreement for Mr. Trainor effective upon his retirement. The terms of the consulting agreement are discussed on page 18 of this proxy statement.

Special Performance Bonus

      In April, 2001, the Board delegated to the Compensation Committee the authority to establish certain goals to be attained by Mr. Trainor prior to his retirement. In connection with this process, the Committee engaged independent compensation consultants to assist in quantifying and of qualifying the performance goals for Mr. Trainor. The goals included the development and implementation of a new corporate strategy of focused diversity; dissemination of this message into the marketplace; and provision for an orderly transition in the completion of the succession planning for senior management.

      During fiscal 2003, the Committee determined that Mr. Trainor had satisfied all of the performance goals set. Therefore, in recognition of Mr. Trainor's diligent efforts and the completion of the performance goals to the satisfaction of the Committee, the Board approved, on the recommendation of the Committee, a special performance bonus of $1,000,000 to be paid to Mr. Trainor upon his retirement in January, 2003. Mr. Trainor elected to defer this payment to the KEYSOP (discussed below).

      Mr. Trainor is not a participant in the Company's annual incentive compensation programs with respect to any periods after his retirement.

Policy on Deductibility of Compensation and KEYSOP

      The tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers is limited by Section 162(m) of the United States Internal Revenue Code (the "Code"). "Performance-based" compensation, as defined in the Code, may be excluded from the $1,000,000 limit, if among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders.

      In fiscal 2002, the Company created a Key Employee Share Option Plan (the "KEYSOP"). The purpose of the KEYSOP is to provide alternate forms of compensation to certain key employees of the Company, commensurate with their contributions to the success of the Company's business. Under the KEYSOP, participants may defer a portion of their compensation granted under the Company's annual incentive programs and long-term incentive programs for the purchase of share options under the KEYSOP. Under the KEYSOP, certain employees are granted options by the Compensation Committee, and designated property is purchased by the Company and placed in a "Rabbi" trust. The option price is set at the date of the grant as 25% of the fair value of the underlying assets. Some of the participating employees might otherwise be subject to the $1,000,000 limit contained in
Section 162(m) of the Code. Consequently, with the opportunity to defer compensation, the Company believes that the Section 162(m) limitation will not have a material effect on the Company's income tax expense in the near future. The Committee will continue to assess the effect of these tax rules on the Company.


                             Compensation Committee
                             Walter F. Greeley, Chairman
                             Daniel B. Hogan
                             H. Nicholas Muller, III

                           EXECUTIVE COMPENSATION

      The following table shows for fiscal years ending June 30, 2003, 2002 and 2001, the cash compensation as well as certain other compensation, paid to the Company's chief executive officer and the four other most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers ("the named executive officers") at June 30, 2003.

                         SUMMARY COMPENSATION TABLE


                                                                                     Long Term Compensation
                                                                              ------------------------------------
                                         Annual Compensation                           Awards             Payouts
                         --------------------------------------------------    -----------------------    -------
                                                                   Other       Restricted   Securities
                                                                  Annual         Stock      Underlying     LTIP         All Other
       Name and          Fiscal                                   Compen-        Awards      Options /    Payouts     Compensation
  Principal Position      Year     Salary($)      Bonus($)       sation(2)       ($)(4)       SARs(#)     ($)(6)         (8)(9)
  ------------------     ------    ---------      --------       ---------     ----------   ----------    -------     ------------

Edward J. Trainor         2003     $380,000    $1,175,000(1)    $176,721(3)    $409,088       39,400    $53,878      $1,564,286(10)
  Chairman of the         2002     $700,000    $  132,800       $ 11,069       $ 11,066       32,200    $   -0-      $   12,152
  Board                   2001     $665,000    $  177,206       $ 19,670       $ 35,810       39,100    $ 3,300(7)   $   12,023

Roger L. Fix              2003     $562,500    $  125,000       $ 10,415       $ 12,476       27,800    $   -0-      $      235
  President/CEO           2002     $291,667    $      -0-       $    -0-       $536,250(5)    26,200    $   -0-      $      -0-

Deborah A. Rosen          2003     $240,500    $   41,000       $  2,731       $ 20,994        9,100    $11,012      $    5,235
  Vice President/CLO      2002     $223,250    $   32,800       $  2,734       $  2,734        7,400    $   -0-      $    6,919

Christian Storch          2003     $230,000    $   35,000       $  2,331       $  2,793        9,300    $   -0-      $    5,089
  Vice President/CFO      2002     $187,917    $   16,800       $  1,400       $  1,400        5,400    $   -0-      $    6,436

Robert R. Kettinger       2003     $142,800    $   25,000       $  1,666       $ 19,718        3,500    $ 7,348      $    3,737
  Corporate Controller

<F1>  This amount includes a $1,000,000 special bonus awarded to Mr.
      Trainor and discussed in the Compensation Committee report beginning on page 7.
<F2>  For 2003 this amount represents the spread between the closing market price of the stock on September 13, 2002 ($20.01) and the price paid by each named executive ($15.0075) multiplied by the number of restriced stock units ("RSUs") acquired pursuant to the Management Stock Purchase Program ("MSPP") as further discussed in Note 4. For 2002 this amount represents the spread between the closing market price of the stock on September 17, 2001 ($22.05) and the price paid by each named executive ($16.5375) multiplied by the number of RSUs acquired pursuant to the MSPP. For 2001 this amount represents the spread between the closing market price of the stock on June 30, 2000 ($15.875) and the price paid by each named executive ($11.91) multiplied by the number of MSPP restricted stock units acquired.
<F3>  This amount represents the distribution of all RSUs acquired pursuant to the MSPP in fiscal years 2002 and 2001, which became vested to Mr. Trainor upon his retirement on December 31, 2002. This value represents the total RSUs purchased by Mr. Trainor (7,112) during these two fiscal years multiplied by the closing market price on the date of retirement ($23.84), resulting in a value of $169,550. In addition, $7,171 in accrued cash dividends were paid on December 31, 2002. Mr. Trainor elected to defer these distributions to the KEYSOP.
<F4>  Included in this column is the value of restricted stock awards which were granted to Mr. Trainor, Ms. Rosen and Mr. Kettinger on July 1, 1999 and which vested on July 1, 2002. Dividends accrued as additional shares for the first two years of the holding period, and were paid as cash for the final year. The values were calculated by multiplying the number of shares granted times the closing market price of the stock on July 1, 2002 ($24.29), the date of vest. On July 1, 2002, the following shares were received: 16,273 for Mr. Trainor; and 705 each for Ms. Rosen and Mr. Kettinger. The dollar value assigned is as follows: $395,271 for Mr. Trainor and $17,124 for both Ms. Rosen and Mr. Kettinger. In addition, cash dividends were paid as follows: $13,817 to Mr. Trainor and $598 to both Ms. Rosen and Mr. Kettinger. Mr. Trainor elected to defer the full value of this payout to the KEYSOP.
      All other amounts listed represent the dollar amount (net of any consideration paid by the named executive) of RSUs received pursuant to the MSPP. In September 2002, Mr. Fix, Ms. Rosen, and Messrs.

                   (footnotes continued on following page)




      Storch and Kettinger each elected to defer a portion of his or her annual cash incentive compensation into the purchase of restricted stock under the MSPP. Such election was also made by Mr. Trainor, Ms. Rosen and Mr. Storch in fiscal year 2002 and by Mr. Trainor in 2001. The shares were purchased for 25% below the fair market value on September 13, 2002 (the date of purchase) for fiscal 2003; for 25% below the fair market value on September 17, 2001 (the date of purchase) for fiscal 2002; and for 25% below the fair market value on June 30, 2000 (the last day of the fiscal year) for fiscal 2001. The RSUs are subject to a three-year cliff vesting period from the respective dates of purchase. Each share was purchased for $15.0075 in fiscal 2003 (September 13, 2002 closing price of $20.01 less 25%); $16.5375 in fiscal 2002 (September 17, 2001 closing price of $22.05 less 25%); and for $11.91 in fiscal 2001 (June 30, 2000 closing price of $15.875 less 25%). There are no performance based restrictions to vesting. Dividends accrue and are paid in the form of cash. For fiscal 2003, under the MSPP, the named executives purchased the following number of RSUs: 2,082 (Mr. Fix); 546 (Ms. Rosen); 466 (Mr. Storch) and 333 (Mr. Kettinger). For fiscal 2002, under the MSPP, the named executives purchased the following number of RSUs: 2,008 (Mr. Trainor); 496 (Ms. Rosen); 254 (Mr. Storch). For fiscal 2001, Mr Trainor purchased 5,106 shares. The following aggregate values are calculated by multiplying the market value of the Company's unrestricted stock at the end of the last completed fiscal year, by the number of shares purchased, net of consideration paid by the named executives: for fiscal 2003, using a market value at June 30, 2003 of $21.00 per share, $12,476 (Mr. Fix); $3,272 (Ms. Rosen);
      $2,793 (Mr. Storch); $1,996 (Mr. Kettinger); for fiscal 2002, using a market value at June 30, 2002 of $25.10 per share, $17,194 (Mr. Trainor); $4,247 (Ms. Rosen); $2,174 (Mr. Storch). For fiscal 2001, using a market value at June 30, 2001 of $23.60 per share: $59,690 (Mr. Trainor).
<F5>  This reflects a Restriced Stock Grant ("RSG") made under the 1998
      Long Term Incentive Plan of 25,000 shares, with the aggregate value calculated by multiplying the closing market price of the stock on December 3, 2001, the date of the grant, ($21.45) by the number of shares granted. The RSGs vest in annual increments as follows: 40% on December 3, 2003 and 20% over each of the next three grant anniversary dates. Dividends will accrue and be paid in the form of cash on the date of each vesting distribution.
<F6>  This amount represents the dollar value of restricted stock units
      ("RSUs") acquired on September 10, 1999 pursuant to the Management Stock Purchase Program ("MSPP") that vested to the named executive officers on September 10, 2002. These amounts are calculated by multiplying the number of units received times the closing market price of the stock on September 10, 2002 ($20.48), the date of vest. In addition, cash dividends for the third year of the vesting schedule were paid. For the first two years, dividends were reinvested in the form of additional RSUs. Under the current MSPP, all dividends accrue in the form of cash. On September 10, 2002, the following RSUs vested and were received: 2,500 for Mr. Trainor, 511 for Ms. Rosen and 341 for Mr. Kettinger. The dollar value assigned is as follows: $53,878 for Mr. Trainor ($51,203 in RSU value plus cash dividends of $2,675); $11,012 for Ms. Rosen ($10,465 in RSU value plus cash dividends of $547); and $7,348 for Mr. Kettinger ($6,984 in RSU value plus cash dividends of $365).
<F7>  This amount reflects a payment received by Mr. Trainor pursuant to the Company's profit improvement plan. This plan was terminated with regard to future grants in fiscal year 1996. The outstanding grants matured over five years from date of grant and vested one-third per year in the last three years of the five year term. At maturity, the increase, if any, in the earnings per share of the Company over the base year was accorded a price/earnings ratio of 10 and was paid to the participant in cash. There was no maximum payout.
<F8>  All other compensation includes contributions made by the Company to the Standex Employees' Stock Ownership Plan ("ESOP"), a defined contribution plan that was merged along with the Company's 401(k) Plan into the Standex Retirement Savings Plan in fiscal 2000. No Company contribution was made to the ESOP in fiscal 2003. However, forfeiture shares were allocated to each named executive's account with the approximate following values: $235 for Messrs. Trainor and Fix, Ms. Rosen and Mr. Storch and $197 for Mr. Kettinger. Estimates of the aggregate amounts contributed to this Plan during fiscal 2002 were $2,669 for each of the named executive officers (except Mr. Fix, who did not receive an ESOP allocation in the 2002 fiscal year); and during fiscal 2001 the contribution was approximately $3,356 for Mr. Trainor.
<F9>  This amount includes the dollar value of term life insurance premiums paid by the Company for Mr. Trainor as follows: $5,710 in 2003, $5,233 in 2002 and $4,417 in 2001. Also included are contributions to the Company's 401(k) portion of the Standex Retirement Savings Plan as follows: for 2003: $3,807 for Mr. Trainor, $5,000 for Ms. Rosen, $4,854 for Mr. Storch and $3,540 for Mr. Kettinger; for 2002: $4,250 for Mr. Trainor and Ms. Rosen, and $3,767 for Mr. Storch; for 2001, $4,250 for Mr. Trainor.
<F10> This amount includes the following retirement benefits: $1,215,534 pursuant to the Supplemental Executive Retirement Plan; $202,500 pursuant to the Consulting Agreement discussed on page 18 herein (Mr. Trainor elected to defer both of these items of compensation to the KEYSOP) and $136,500 pursuant to the Executive Life Insurance Program.

Stock Options

      The following table provides information on stock options granted to the named executives in fiscal 2003. This information is also provided in the Summary Compensation Table, on page 12 of this proxy statement, in the column entitled "Securities Underlying Options/SARs."

                   STOCK OPTION/ SAR GRANTS IN FISCAL 2003
                              INDIVIDUAL GRANTS



                       Number of
                       Securities        % of Total                                   Grant Date
                       Underlying     Options Granted    Exercise or                    Present
                        Options         to Employees      Base Price    Expiration       Value
       Name          Granted(#)(1)     in Fiscal Year       ($/Sh)         Date         ($)(2)
       ----          -------------    ---------------    -----------    ----------    ----------

Edward J. Trainor        39,400            20.28%           $19.90       12/31/05      $115,249

Roger L. Fix             27,800            14.31%           $19.90        9/17/09      $107,372

Deborah A. Rosen          9,100             4.68%           $19.90        9/17/09      $ 35,147

Christian Storch          9,300             4.79%           $19.90        9/17/09      $ 35,919

Robert R. Kettinger       3,500             1.80%           $19.90        9/17/09      $ 13,518


--------------------
<F1>  Options granted are first exercisable one year from the respective dates of grant in annual increments of one-fifth of the aggregate shares subject to grant for all options granted except as follows: fifty percent of Mr. Trainor's options are first exercisable one year from the date of grant with the remaining fifty percent exercisable two years from the date of grant. All options were granted at a purchase price per share of 100% of the fair market value of the Company's Common Stock on the date of grant. The options will be exercisable immediately upon a change in control of the Company as that term is defined in the 1998 Long Term Incentive Plan of the Company under which all of the options were respectively granted.
<F2>  In accordance with Securities and Exchange Commission Rules, the
      Black-Scholes option pricing model was chosen to estimate the grant date present value of the options granted. Assumptions used to calculate Grant Date Present Value for the options granted to Mr. Fix, Ms. Rosen, and Messrs. Storch and Kettinger were: expected volatility, .270; risk free rate of return, 3.49%; dividend yield, 4.2211%; and time of exercise, 7 years. The assumptions used to calculate the grant date present value for the options granted to Mr. Trainor were: expected volatility, .270; risk free rate of return, 2.36%; dividend yield, 4.2211%; and time of exercise, 5 years. The valuation model was not adjusted for non-transferability, risk of forfeiture or the vesting restrictions in the option. The Company does not believe that the Black-Scholes model used, or any other model whether or not modified, can accurately determine the future value of an option because such values depend on future unpredictable factors. The future values realized may vary significantly from the values estimated by the Black-Scholes model or any other model. Any future values realized will ultimately depend upon the excess of the market price of the stock over the grant price on the date the option is exercised.

      The following table provides information on stock options exercised during fiscal 2003 and options outstanding on June 30, 2003.

               AGGREGATED OPTION/ SAR EXERCISES IN FISCAL 2003
                      AND FISCAL YEAR END OPTION VALUES


                                                                  Number of Securities           Value of Unexercised
                                                             Underlying Unexercised Options    In-the-Money Options at
                                                                   at Fiscal Year End           Fiscal Year End($)(2)
                                                                   ------------------           ---------------------
                                                                     Exercisable/(E)               Exercisable/(E)
                       Shares Acquired         Value                 ---------------               ---------------
        Name           on Exercise (#)    Realized ($)(1)           Unexercisable/(U)             Unexercisable/(U)
        ----           ---------------    ---------------    ------------------------------    -----------------------

Edward J. Trainor            -0-                -0-                    198,700(E)                    $360,183(E)
                                                                           -0-(U)                    $    -0-(U)

Roger L. Fix                 -0-                -0-                      5,240(E)                    $  5,083(E)
                                                                        48,760(U)                    $ 90,387(U)

Deborah A. Rosen             -0-                -0-                     15,400(E)                    $ 11,778(E)
                                                                        22,360(U)                    $ 63,550(U)

Christian Storch             -0-                -0-                      3,380(E)                    $  6,842(E)
                                                                        14,820(U)                    $ 43,337(U)

Robert R. Kettinger          -0-                -0-                     11,180(E)                    $  6,550(E)
                                                                         7,620(U)                    $ 23,821(U)

--------------------
<F1>  Value Realized equals the fair market value of underlying securities at time of exercise, minus the exercise price, multiplied by the number of shares acquired without deducting for taxes paid by the employee.
<F2>  Calculated based on June 30, 2003 market price of $21.00 less the price to be paid upon exercise.

      The following table provides information on Performance Share Units awarded under the 1998 Long Term Incentive Plan during fiscal 2003.

               LONG TERM INCENTIVE PLAN AWARDS IN FISCAL 2003


                                                                       Estimated
                                                                     Future Payouts
                                                                    Under Non-Stock
                                              Performance or       Price-Based Plans
                              Number of     Other Period Until     (Target Number of
                             Performance        Maturation         Performance Share
              Name           Share Units         or Payout             Units(1))
              ----           -----------    ------------------     -----------------

      Edward J. Trainor            -0-      Not Applicable                  -0-

      Roger L. Fix              11,100      July 2002-June 2005          11,100

      Deborah A. Rosen           3,600      July 2002-June 2005           3,600

      Christian Storch           3,700      July 2002-June 2005           3,700

      Robert R. Kettinger        1,400      July 2002-June 2005           1,400

                        (footnote on following page)




<F1>  In fiscal year 2003, the Compensation Committee (the "Committee")
      authorized the award under the 1998 Long Term Incentive Plan of Performance Share Units ("PSUs"). The PSUs earned by the named executives at the end of the three-year performance cycle will be determined by the Board of Directors upon the recommendation of the Committee. One PSU represents one share of Company Common Stock set aside and designated as a PSU. At the end of fiscal year 2005, a Company performance matrix will be examined to determine whether the Company's long-term financial goals have been met such that PSUs may be distributed. The financial measures selected for the above performance period range between 7% and 11% return on total capital and between 2% and 10% growth in operating income. The Committee has the discretion to amend the financial performance measures under the PSU program. Performance will vary depending upon results measured by the matrix which could result in none of the PSUs being distributed at the end of the three-year performance cycle. Based on the foregoing, threshold and maximum amounts cannot be quantified. Recipients of the PSUs do not receive dividend rights until such time as the shares underlying the PSUs have been issued. There are no holding restrictions on the Company stock once the PSUs are distributed.

                            --------------------

Pension Plan Table

      The following table shows the estimated annual benefits payable upon retirement for the named executive officers in the Summary Compensation Table and years of service classifications indicated under the Company's retirement plans:


                                          Years of Service
                              ----------------------------------------
      Average Compensation       10         20         25         30
      --------------------       --         --         --         --

              200,000          27,000     54,000     67,500     81,000
              300,000          40,500     81,000    101,250    121,500
              400,000          54,000    108,000    135,000    162,000
              500,000          67,500    135,000    168,750    202,500
              600,000          81,000    162,000    202,500    243,000
              700,000          94,500    189,000    236,250    283,500
              800,000         108,000    216,000    270,000    324,000
              900,000         121,500    243,000    303,750    364,500
            1,000,000         135,000    270,000    337,500    405,000
            1,100,000         148,500    297,000    371,250    445,500

      Pensions are computed on a straight-life annuity basis and are not reduced for Social Security or other offset amounts. Participants receive a pension based upon average compensation in the three highest consecutive calendar years multiplied by the number of years of service, times 1.35%. Effective July 1, 2002, accrual rates under the Company's qualified retirement plan for certain named executives in the Summary Compensation Table are as follows: Messrs. Trainor and Fix: 3.85%; Ms. Rosen and Messrs. Storch and Kettinger: 1.35%. In addition, participants who were ever employed by the Company in the position of Corporate Vice President, Senior Vice President, Executive Vice President, General Counsel, Group Vice President or Division Presidents receive an accrual rate of 1.35%. Average annual compensation is determined by adding the three highest consecutive years' earnings and dividing by three. From December 31, 1997 through June 30, 2002, the accrual rates were as follows: Mr. Trainor: 3.85%; Ms. Rosen and Mr. Storch: 2.35%; Mr. Kettinger: 1.35%; any participant ever employed by the Company in the capacity of Corporate Vice President, Senior Vice President, Executive Vice President, General Counsel or Group Vice
President: 2.35%; any participant ever employed by the Company in the capacity of Division President: 1.60%.

      The Internal Revenue Code of 1986, as amended, limits the benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has a non-qualified Supplemental Retirement Plan to provide for the full payment of the above pensions to the extent the pension amounts exceed tax-qualified limits. The pension amounts that exceed tax-qualified limits are accounted for by the Company as an operating expense and are accrued over the expected working career of the employee.

      As a mechanism for funding the pension amounts that exceed the tax-qualified limits, in fiscal year 2000 the Company issued restricted stock to salaried employees who are projected to have an unfunded Supplemental Retirement Plan benefit greater than 20% of his/her total retirement benefit. The restricted stock was issued pursuant to the 1998 Long Term Incentive Plan ("LTIP"). The number of shares of restricted stock issued to each such employee was dependent upon his/her age in fiscal year 2000. For each such employee between ages 55 and 60, 50% of the Supplemental Retirement Plan benefit is funded with restricted stock. For each such employee between ages 60 and 63, 75% of the obligation is funded with restricted stock, and for each such employee age 63 and older, 85% of the obligation is funded with restricted stock. Each such employee made an election to participate in this restricted stock award. At the employee's respective retirement, if the value of the restricted stock equals or exceeds the value of the supplemental benefit, the restricted stock only shall be issued. If the value of the stock is less than the calculated supplemental benefit, cash shall be used to satisfy the remaining unfunded supplemental pension benefit. Because of the LTIP limitations on issuance of RSUs the balance of Mr. Trainor's election to receive RSUs was completed in fiscal 2001. In satisfaction of this election Mr. Trainor received a grant of 10,651 shares. These shares are reported on the Stock Ownership Table on page 4 of this proxy statement.

      The compensation covered by the pension benefit is based on the combined amounts set forth under the headings "Salary" (on a calendar year basis), "Bonus" and "LTIP Payouts" of the Summary Compensation Table. The years of credited service as of June 30, 2003 for the executive officers named on the Summary Compensation Table are as follows: Edward J. Trainor, 19 years; Roger L. Fix, 2 years; Deborah A. Rosen, 17 years; Christian Storch, 4 years; and Robert R. Kettinger, 34 years.

Employment and Consulting Agreements and Change in Control Arrangements

Employment Agreements

      Mr. Fix, Ms. Rosen and Messrs. Storch and Kettinger each have employment agreements with the Company, which provide for full-time employment for Mr. Fix through December 31, 2006, for Ms. Rosen through December 31, 2005, for Mr. Storch through December 31, 2004, and for Mr. Kettinger through June 30, 2004. Ms. Rosen's agreement is currently in the first automatic renewal period; the initial term of her agreement expired on December 31, 2002. The agreements of Mr. Fix, Ms. Rosen and Mr. Storch provide for automatic renewal for two consecutive three-year terms unless, under Ms. Rosen and Mr. Storch's agreements, notice of termination is given one year prior to the end of the then current term. Messrs. Fix and Kettinger's agreements provide for a 30 day termination notice during any initial or renewal term. The agreement of Mr. Kettinger provides for successive automatic one-year renewal terms unless notice of termination is given upon thirty days prior written notice. The agreements provide for the payment of minimum annual compensation to the executives along with participation in benefit programs available to all executives. Their respective agreements prohibit Mr. Fix, Ms. Rosen and Mr. Storch from competing with the present or future business of the Company for two years subsequent to the termination of their respective employments. The period of Mr. Kettinger's non-compete covenant is one year. Mr. Fix presently receives base compensation under his agreement at an annual rate of $600,000, Ms. Rosen receives $245,000, Mr. Storch receives $240,000 and Mr. Kettinger receives $142,800.

      The respective employment agreements of Mr. Fix, Ms. Rosen and Messrs. Storch and Kettinger contain provisions that protect the executives from termination of employment in the event of a hostile change in control as defined in their employment agreements. These provisions require, in the event of termination, subsequent to such a change in control, payment of three times (one time for Mr. Kettinger) the respective executive's then current, annual base salary and bonus, 100% vesting in all benefit plans in which the executive participates and three additional years (one year for Mr. Kettinger) of benefit service credited to the executive under the Company's retirement plans. Additionally, all life and medical insurance plans would be continued for three years (one year for Mr. Kettinger) for each terminated executive.

      Further, the employment agreements of Mr. Fix, Ms. Rosen and Mr. Storch contain provisions providing that, in the event of a hostile change in control as defined in their employment agreements, and if in such event the Internal Revenue Service (the "IRS") imposes an excise tax on the payments received under the respective employment agreements, then the Company will fully fund any excise tax assessed against the named executive, such that the payments received by the named executive will not be reduced by any IRS-imposed tax penalty.

Consulting Agreement

      Effective January 1, 2003, the Company entered into a Consulting Agreement with Edward J. Trainor, who retired from active employment with the Company on December 31, 2002. The agreement provides that Mr. Trainor will continue to provide services as the Company may request through December 31, 2004. Annual compensation under the agreement is set at $405,000 (one-half the base annual compensation rate being paid to Mr. Trainor immediately prior to his retirement), paid semi-annually, plus reasonable Company related expenses approved by a Company executive officer. All payments under the agreement are paid in the form of KEYSOP options pursuant to the KEYSOP described on page 11 herein. The agreement prohibits Mr. Trainor from competing with the present or future business of the Company for two years subsequent to the termination of the agreement. The agreement may be terminated by either Mr. Trainor or the Company in the event that either party breaches the agreement, which breach is not cured within 30 days after notice of such breach.

                  OTHER INFORMATION CONCERNING THE COMPANY

                    BOARD OF DIRECTORS AND ITS COMMITTEES

      Six meetings of the Board of Directors were held during the fiscal year ended June 30, 2003. Each director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served with the exception of Mr. Bolten, Jr. who attended 50% of the meetings.

Compensation Committee

      The Board has a Compensation Committee consisting of Messrs. Greeley (Chairman), Hogan and Muller. During fiscal 2003, the Committee held three meetings. The Committee makes recommendations to the Board on the compensation of the top management of the Company and reviews the compensation of top divisional management of the Company. Between meetings of the Board of Directors, the Committee exercises the powers of the Board pertaining to the Employee Stock Purchase Plan, the 1994 Stock Option Plan and the 1998 Long Term Incentive Plan.

Audit Committee

      Messrs. Landry (Chairman), Fenoglio and Greeley serve on the Company's Audit Committee. All of these directors are independent as defined by the New York Stock Exchange rules. The Board of Directors has designated Messrs. Landry and Fenoglio as "audit committee financial experts" as defined by the New York Stock Exchange rules. During fiscal 2003, the Committee met on eight occasions. The Audit Committee reviews, both prior to and after the audit, the Company's financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company's internal controls and reports thereon to the Board of Directors. During fiscal year 2000, the Committee recommended the adoption by the Board of an Audit Committee Charter which sets forth the responsibilities and duties of the Committee. The Board approved and adopted the original Committee Charter on October 26, 1999. At the recommendation of the Committee, on July 30, 2003 the Board of Directors adopted an amended version of the Charter, which appears as Appendix A hereto. The report of the Committee for the past fiscal year appears below.

                           Audit Committee Report

      The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as defined in the New York Stork Exchange listing standards. It operates pursuant to a written charter, which appears below.

      The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for internal controls, the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes on behalf on the Board of Directors.

      The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees. The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services. Any other services must be specifically approved by the Audit Committee. In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

      In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.

                                       Audit Committee
                                       C. Kevin Landry, Chairman
                                       William R. Fenoglio, Member
                                       Walter F. Greeley, Member

Corporate Governance/Nominating Committee

      During the fiscal year, the name of the Nominating Committee was changed, upon Board approval, to the Corporate Governance/Nominating Committee. Membership of the Committee consists of Messrs. Muller (Chairman), King and Greeley. During the fiscal year, the Committee met on two occasions. The function of the Committee is to consider and recommend to the Board nominees for election as directors of the Company. The Committee will consider nominees recommended by stockholders. Although no formal procedure has been established, stockholders may submit recommendations to the Secretary of the Company, 6 Manor Parkway, Salem, New Hampshire 03079 at the time set forth for submitting shareholder proposals generally.

Directors' Fees

      During fiscal 2003, the Company paid certain non-employee directors $22,000 as a retainer plus $1,000 for each live Board meeting attended; $500 for meetings conducted telephonically. Each director also received $750 for each Committee meeting attended. Additionally, non-employee directors serving as Committee chairmen were paid $1,000 for serving in that capacity for the fiscal year.

Indebtedness of Management

      During the past fiscal year, the Company prohibited executive officers and directors from participating in its Stock Option Loan Plan. Pursuant to the Sarbanes-Oxley Act of 2002, public companies (including the Company) are prohibited from making loans or otherwise extending or arranging for credit for executive officers or directors.

      All loans previously extended by the Company to executive officers or directors under its Stock Option Loan Plan have been repaid in full at market interest rates.

                       PROPOSAL 2-APPROVAL OF AUDITORS

      Subject to approval by the stockholders, the Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public accountants, as auditors of the Company for the year ending June 30, 2004. This firm and two of its predecessor firms have been auditors of the Company since 1955.

      It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                      FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

      The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for fiscal 2003 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2003 were $699,000. The aggregate audit fees billed to the Company by Deloitte & Touche LLP in fiscal 2002 were $898,583.

Audit-Related Fees

      The aggregate fees billed for audit-related services (including audits of the Company's employee benefit plans; due diligence related to acquisitions; accounting consultations; and consultation concerning financial accounting and reporting standards) in fiscal 2003 were $2,400. In fiscal 2002 the fees billed for audit-related services totaled $14,000.

Tax Fees

      The aggregate fees billed for tax compliance (including preparation of original and amended tax returns, claims for refunds and tax payment-planning services); tax planning; and other tax advice (including assistance with tax audits and appeals, tax advice related to acquisitions, dispositions and employee benefit plans, and requests for rulings or technical advice from taxing authorities) in fiscal 2003 were $721,426. In fiscal 2002 the fees billed for tax-related services were $610,963.

All Other Fees

      Deloitte & Touche LLP billed the Company $26,093 in fiscal 2003 for other services that were not categorized as Audit, Audit-Related or Tax Services. In fiscal 2002, the Company paid $59,235 for such other services.

      A copy of the Company's Annual Report on Form 10-K has been mailed along with this Notice of Annual Meeting and Proxy Statement to shareholders. Additional copies of the Company's Annual Report on Form 10-K may be obtained, without charge, by writing to Standex International Corporation, Investor Relations Department, 6 Manor Parkway, Salem, NH 03079. Alternatively, Form 10-K may be reviewed on line at:
www.standex.com.

                               OTHER PROPOSALS

      Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to the Securities Exchange Act of 1934, the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under

Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange with copies of those reports filed with the Company.

      Based solely upon a review of the copies of the reports furnished to the Company, the Company believes that during fiscal 2003 all executive officers, directors and persons holding more than 10% of the Company's Common Stock have complied with such filing requirements.

                            STOCKHOLDER PROPOSALS

      Any stockholder desiring to submit a proposal for consideration at the 2004 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, on or before May 20, 2004.

      In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company on or before August 2, 2004.

                                       By the Board of Directors

                                       /s/ Deborah A. Rosen

                                       Deborah A. Rosen, Secretary

September 17, 2003

                                                                 APPENDIX A

                      STANDEX INTERNATIONAL CORPORATION

                           AUDIT COMMITTEE CHARTER

STATUS

      The Audit Committee is a standing committee of the Board of Directors of Standex International Corporation (the "Company").

MEMBERSHIP

      The Audit Committee shall be comprised of not less than three nor more than five directors as determined by the Board of Directors, each of whom shall be independent directors in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange listing standards (the "NYSE"). No member of the Audit Committee shall be an affiliated person of either the Corporation or any subsidiary in accordance with the rules and regulations of the SEC and the NYSE. All members shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall in the judgment of the Board of Directors, be a financial expert in accordance with the rules and regulations of the SEC and the NYSE, including but not limited to having accounting or related financial management expertise.

      The members of the Audit Committee shall serve one-year terms. The Directors and the Corporate Governance Committee shall recommend, and the Board of Directors shall designate, one member of the Audit Committee to serve as Chairperson. The members of the Audit Committee shall serve until their resignation, retirement or removal by the Board of Directors and until their successors shall be appointed. No member of the Audit Committee shall be removed except by the majority vote of the independent directors of the full Board of Directors then in office.

PURPOSE

      The primary function of the Audit Committee is to assist, and report to, the Board of Directors in fulfilling its oversight responsibilities by reviewing the integrity of the financial reports provided by the Corporation to its stockholders and the general public; the Corporation's systems of internal controls regarding finance and accounting; the Corporation's auditing, accounting and financial reporting and internal control processes; the independent auditors qualifications, performance and independence, the Corporation's compliance with legal and regulatory requirements, and to prepare the report required by the SEC's proxy rules to be included in the Corporation's annual proxy statement.

RESPONSIBILITIES AND DUTIES

      1. Appoint, retain, oversee and terminate, in its sole authority, the independent auditors for the purpose of preparing or issuing an audit report or to perform related work and set the scope of work, terms of each engagement and their compensation.

      2. Approve in advance all permitted non-audit services to be performed by the independent auditor and assure that such approval is disclosed in the Corporation's periodic reports as required by law.

      3. Evaluate the independent auditor's qualifications, performance and independence, including review and evaluation of the lead partner of the independent auditor, after receiving input from management and the Internal Audit Department. Assure the rotation of the lead audit partner, the reviewing audit partner and other audit personnel as required by law.

      4.    Receive and review at least annually:

            (a) a report by the independent auditor describing (i) the independent auditor's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) in an effort to assess the auditors' independence, all relationships between the auditors and the Corporation.

            (b) all other reports from the independent auditors, including the annual comments from the independent auditors on accounting procedures, critical accounting policies and practices, systems of control, all material alternative treatments of financial information within generally accepted accounting procedures ("GAAP") that have been discussed with management, the effects of using such alternative treatments and the treatment preferred by the independent auditors and any other material communications between the independent auditor and management.

      5. Review and consider whether the provision by the independent auditors of any permitted non-audit service is compatible with maintaining their independence; review and approve the non-audit fees of the independent auditors; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Corporation and any audit problems or difficulties and management's response.

      6. Present to the Board of Directors the Audit Committee's conclusions in connection with the independent auditor.

      7. Review, at least annually, the then current and future programs of the Corporation's Internal Audit Department, including the procedure for assuring implementation of accepted recommendations made by the independent auditors; and review any issues that arise regarding the performance of the Corporation's internal audit function and the significant matters contained in these Internal Audit Department reports.

      8. Make or cause to be made, from time to time, such other examinations or reviews as the Audit Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices and procedures of the Corporation, the results of activities and responsibilities and with respect to current accounting trends and developments, and take such action regarding such trends and developments as may be deemed appropriate.

      9. Review significant accounting principles and financial statement presentations, including any material changes in the Corporation's selection or application of accounting principles. Review significant judgments made in connection with the preparation of the financial statements, including any material exposures and related reserves and any off-balance sheet structures.

      10. Review and discuss with management and the independent auditors the annual and quarterly financial statements of the Corporation, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC. Such review and discussion shall include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements. During such review, or otherwise, the Audit Committee shall work to resolve any disagreements between management and the independent auditors regarding financial reporting. Based upon such review and discussion, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

      11. Review earnings press releases, as well as financial information and earnings guidance provided to analysts; discuss the Corporation's policies with respect to risk assessment and risk management; and discuss the steps taken by management to monitor exposures.

      12. Receive from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent auditors.

      13. Review the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to the Corporation, the scope and status of systems designed to assure Corporate compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Audit Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Corporation's contingent liabilities and risks.

      14. Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

      15. Set clear hiring policies for employees or former employees of the independent auditors.

      16. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding the Corporation's accounting, internal controls or auditing matters and establish clear hiring policies for employees or former employees of the Corporation's independent auditor.

      17. Establish and maintain procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding accounting or auditing matters.

      18. Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

      19. Receive appropriate funding, as determined by the Audit Committee from the Corporation for payment of compensation to the outside legal, accounting, or other advisors employed by the Audit Committee.

      20. Report regularly to the Board of Directors as to the Audit Committee's accomplishments of its purpose and responsibilities.

      21. Assess compliance of the Corporation's CEO, CFO and Corporate Controller with the Code of Ethics for Senior Financial Officers, report material violations to the Board and recommend to the Board appropriate action.


      22. Monitor the establishment, maintenance and evaluation of the disclosure controls and procedures and internal controls required by the SEC.

      23.   Conduct an annual performance evaluation of the Audit
            Committee.

MEETINGS

      The Audit Committee shall meet at least four times during the year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall meet regularly in executive session without management present. In addition, the Audit Committee shall periodically meet with management, internal auditors and independent auditors to oversee and review their respective performance.

REPORT

      The Audit Committee shall prepare a report each year concerning its compliance with this charter, charter amendments and activities for inclusion in the Corporation's proxy statement relating to the annual meeting of stockholders as required by the SEC and NYSE.

                      STANDEX INTERNATIONAL CORPORATION
                       Annual Meeting of Stockholders

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE URGED TO PROMPTLY VOTE YOUR PROXY IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                                 DETACH HERE                         ZSDX12

                                    PROXY

                      STANDEX INTERNATIONAL CORPORATION

                       Annual Meeting of Stockholders

         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) Roger L. Fix and Deborah A. Rosen as proxies, will full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at FleetBoston, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 28, 2003 at 11:00 a.m., and at any adjournments thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on September 8, 2003 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 28, 2003 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which voting instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this proxy will be vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

            (Important - To be Signed and Dated on Reverse Side)   SEE REVERSE
                                                                       SIDE

(LOGO) Standex
International Corporation

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                            ---------------------
                           |                     |
                           |                     |
                           |                     |
                            ---------------------

              Your vote is important. Please vote immediately.

 ------------------------------------    ------------------------------------
|  Vote by Internet                  |  |  Vote by Telephone                 |
|                                    |  |                                    |
|1. Log on to the Internet and go to |  |1. Call toll-free                   |
|   http://www.eproxyvote.com/sxi    |OR|   1-877-PRX-VOTE (1-877-779-8683   |
|                                    |  |                                    |
|2. Enter the number listed above and|  |2. Enter the number listed above and|
|   follow the easy steps outlined on|  |   follow the easy recorded         |
|   the secure website.              |  |   instructions.                    |
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  If you vote over the Internet or by telephone, please do not mail your card.




          DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                                 DETACH HERE                         ZSDX11

[X] Please mark
    votes as in
    this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS.

1.  Election of Directors.
    For three year terms expiring in 2006:
    Nominees: (01) C. Kevin Landry, (02) H. Nicholas Muller, III, Ph.D.,
              (03) Edward J. Trainor

           FOR                WITHHELD
           ALL     [ ]        FROM ALL  [ ]
         NOMINEES             NOMINEES

[ ]  ____________________________________________
        For all nominees except as written above

2.  To approve the selection of Deloitte and         FOR    AGAINST    ABSTAIN
    Touche LLP as independent auditors.              [ ]      [ ]        [ ]

To transact such other business as may come before the meeting.

                       MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]

                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                       Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys, and corporate officers should add their full titles.

Signature: ____________ Date: ________  Signature: _____________ Date: ________